Exhibit 99.4

ANCESTRY.COM ANNOUNCES LAUNCH OF FOLLOW-ON SENIOR NOTES OFFERING

PROVO, Utah – January 29, 2014 – Ancestry.com LLC (the “Company”) today announced that its parent company, Ancestry.com Holdings LLC, a Delaware limited liability company (the “Parent”), intends to sell subject to market conditions, in a private follow-on offering to qualified institutional buyers under Rule 144A and to non-U.S. persons under Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), $100.0 million aggregate principal amount of its 9.625% / 10.375% senior notes due 2018 (the “Notes”). The Parent intends to use the net proceeds from this offering to pay fees and expenses relating to the offering and to pay cash dividends on, and/or make payments in respect of, the Parent’s or its subsidiaries’ equity interests.

The Notes are identical to the $300.0 million of notes issued in September 2013 (the “Existing Notes”). The Notes and the Existing Notes will be treated as a single class under the indenture, including, without limitation, waivers, amendments, redemptions and other offers to purchase and the Notes will rank evenly with the Existing Notes.

The Notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and any applicable state securities laws.

Neither this press release nor the information contained herein constitutes an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offer of the Notes will be made only by means of an offering memorandum.

About Ancestry.com

Ancestry.com is the world’s largest online family history resource with approximately 2.7 million paying subscribers across all its websites. More than 12 billion records have been added to the Ancestry.com sites and users have created more than 54 million family trees containing more than 5 billion profiles. In addition to its flagship site www.ancestry.com, the company operates several Ancestry international websites along with a suite of online family history brands, including Archives.com, Fold3.com and Newspapers.com, all designed to empower people to discover, preserve and share their family history.

The contents of our websites are not incorporated in, or otherwise to be regarded as part of, this press release.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “work” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information available to the Company as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, such risks and uncertainties include the Company’s continued ability to attract and retain subscribers; continued service outages or a significant disruption in service on its websites; its continued ability to acquire content and make it available online; its ability to add tools and features and provide value to satisfy customer demand; difficulties encountered in integrating acquired businesses and retaining customers; the timing and amount of investments in the Company’s DNA service; market conditions; the Company’s substantial debt obligations as a result of the acquisition of the Company by a company controlled by the Permira funds and co-investors; its intention to pay dividends to the Parent; the availability of cash and credit; the adverse impact of competitive product announcements; failure to achieve anticipated revenues and operating performance; changes in overall economic conditions; the loss of key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause events or results to differ materially from those projected in the forward-looking statements is contained under the caption “Risk Factors” in Exhibit 99.4 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof, and in discussions in other of our Securities and Exchange Commission filings.

These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Contact:

Media:	Investors:

Heather Erickson	Mike Houston
(801) 705-7104 herickson@ancestry.com	(801) 705-7942 mhouston@ancestry.com